Exhibit 99.1

Towers Watson Reports First Quarter Adjusted Diluted EPS of $0.93

Maintaining Fiscal 2011 Adjusted EPS Expectation of $3.95 to $4.10

NEW YORK--(BUSINESS WIRE)--November 5, 2010--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the first quarter of fiscal year 2011, which ended September 30, 2010.

Revenues were $751 million for the quarter, an increase from $401 million for the first quarter of fiscal 2010. The increase in revenues is driven by the merger between Towers Perrin and Watson Wyatt that became effective on January 1, 2010. Reported results for the first quarter of fiscal 2010 include only the financial results of Watson Wyatt. On a pro forma basis that includes Towers Perrin actual results in the first quarter of fiscal 2010, revenues declined 5% (-3% constant currency).

EBITDA was $92 million, or 12.2% of revenues, for the quarter. In the first quarter of fiscal 2010, EBITDA was $63 million, or 15.7% of revenues. The decline in EBITDA as a percentage of revenues is due primarily to transaction and integration costs as well as non-cash stock-based compensation arising from the merger. Adjusted EBITDA was $131 million, or 17.5% of revenues, for the quarter, and $70 million, or 17.4% of revenues, for the first quarter of fiscal 2010. Adjusted EBITDA excludes transaction and integration costs as well as non-cash stock-based compensation arising from the merger.

Net income attributable to controlling interests was $33 million for the quarter, an increase from $30 million for the first quarter of fiscal 2010. Diluted earnings per share were $0.45 for the quarter, and adjusted diluted earnings per share were $0.93 for the quarter. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger and amortization of merger accounting intangible assets.

“The global financial crisis presents a challenging environment, but we are pleased with our profitability and our progress with integration,” said John Haley, chief executive officer. “Having done a lot of the hard integration work, we are well positioned to capitalize on the strengths of our combined organization, and we will continue our focus on profitable growth.”

First Quarter Business Segment Results

Since prior period reported results include only the financial results of Watson Wyatt and are not comparable, the company discusses pro forma segment revenues to provide comparability with the prior year. The pro forma revenues assume the merger between Towers Perrin and Watson Wyatt occurred on July 1, 2009. The company’s management uses the pro forma revenues internally to focus on period-to-period operational changes in the business and believes this information is helpful to stockholders. Segment net operating income (NOI) margins are before consideration of discretionary compensation and other unallocated corporate costs, such as amortization of merger accounting intangible assets and transaction and integration costs.

Benefits

For the quarter, the Benefits segment had revenues of $425 million. On a pro forma, constant currency basis, revenues were down 3% compared to the first quarter of fiscal 2010. Declines in revenues from Retirement and Technology and Administration Solutions, were offset in part by an increase in revenues from Health and Group Benefits. The Benefits segment had an NOI margin of 30% in the first quarter of fiscal 2011.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $166 million. On a pro forma, constant currency basis, revenues were down 7% compared to the first quarter of fiscal 2010. Revenues declined in Risk Consulting and Software and Brokerage. The Risk and Financial Services segment had an NOI margin of 24% in the first quarter of fiscal 2011.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $136 million. On a pro forma, constant currency basis, revenues were down 1% compared to the first quarter of fiscal 2010. A decline in Executive Compensation revenues was largely offset by increases in Rewards, Talent and Communication and in Data, Surveys and Technology. The Talent and Rewards segment had an NOI margin of 22% in the first quarter of fiscal 2011.

Outlook for Fiscal 2011

For fiscal 2011, the company expects to report revenues in the range of $3.05 billion to $3.18 billion and adjusted diluted earnings per share in the range of $3.95 to $4.10. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger and amortization of merger accounting intangible assets. This guidance assumes an average exchange rate of $1.50 U.S. dollars to the British Pound for the remainder of fiscal 2011 and $1.30 U.S. dollars to the Euro for the remainder of fiscal 2011.

For the second quarter of fiscal 2011, the company expects to report revenues in the range of $770 million to $800 million and adjusted diluted earnings per share in the range of $0.97 to $1.00. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger and amortization of merger accounting intangible assets. This guidance assumes an average exchange rate of $1.50 U.S. dollars to the British Pound for the second quarter of fiscal 2011 and $1.30 U.S. dollars to the Euro for the second quarter of fiscal 2011.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the first quarter of fiscal 2011. It will be held on Friday, November 5, 2010, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 88405146.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With approximately 14,000 full-time and contract associates around the world, we offer solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson was formed on January 1, 2010, from the merger of Towers Perrin and Watson Wyatt, two leading multi-service firms that provide a broad array of consulting services to organizations around the world.

Use of Non-GAAP Measures

The company defines EBITDA as net income before non-controlling interests adjusted for provision for income taxes, interest, depreciation and amortization. We use EBITDA in evaluating our financial performance. Although EBITDA is not a measure of financial condition or performance determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe that it is a useful measure for evaluating our results of operations as compared from period to period and in providing a baseline for the evaluation of future operating performance. A reconciliation of EBITDA to net income before non-controlling interests is included in the accompanying tables to today’s press release. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same.

The company also uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities as well as changes in tax law. Adjusted EBITDA and Adjusted diluted earnings per share are not determined in accordance with GAAP. However, we believe these measures are useful in evaluating our results of operations and in providing a baseline for the evaluation of future operating results. Reconciliations of Adjusted EBITDA to EBITDA (and from EBITDA to net income before non-controlling interests, the most comparable GAAP financial measure), and Adjusted diluted earnings per share to diluted earnings per share are included in the accompanying tables to today’s press release. Adjusted measures of income may not be defined in the same manner by all companies, and our adjusted measures of income may not be comparable to similarly titled measures of other companies.

Non-GAAP measures should be considered in addition to the information contained within our financial statements.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate profitable acquisitions; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2011; the ability to recruit and retain qualified employees, particularly given the company’s recent changes in employee compensation plans; and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Annual Report on Form 10-K filed on September 7, 2010 with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(Thousands of U.S. Dollars)
(Unaudited)

	For the Quarter Ended September 30, 2010

		Constant FX	Net Operating
	Revenues	% Change	Income (NOI)	NOI %

Benefits	$424,740	-3%	$125,930	30%
Risk & Financial Services	166,351	-7%	39,165	24%
Talent & Rewards	136,238	-1%	29,407	22%
Reportable Segments	$727,329		$194,502

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

Reportable Segments		$727,329
Reimbursable Expenses and Other		24,112
Consolidated Revenues		$751,441

Reconciliation of Reportable Segment Net Operating Income to Income before Income Taxes

Reportable Segments		$194,502
Differences in Allocation Methods		9,786
Amortization of Intangible Assets		(11,739)
Transaction and Integration Expenses		(17,690)
Stock-Based Compensation		(23,725)
Discretionary Compensation		(88,475)
Non-Operating Income		1,563
Other, net		(5,363)
Income before Income Taxes		$58,859

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

The company completed the merger of Towers Perrin and Watson Wyatt on January 1, 2010, and is incurring significant transaction and integration costs. The company is also incurring significant non-cash charges from stock-based compensation arising from the merger and the amortization of merger accounting intangible assets. The company's management uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities. Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results. Reconciliations of our non-GAAP measures to GAAP measures are as follows.

	Three Months
	Ended Sep. 30, 2010

Diluted EPS per GAAP	$0.45

Transaction and Integration Costs	0.14
Stock-Based Compensation from Restricted Shares Issued in Merger	0.21
Amortization of Merger Accounting Intangible Assets	0.10
Merger Related Income Tax Items	0.02

Adjusted Diluted EPS	$0.93

	Three Months Ended
	Sep. 30, 2010		Sep. 30, 2009

Net Income before Non-Controlling Interests	$33,729		$29,729
Provision for Income Taxes	25,130		15,350
Interest, net	2,058		99
Depreciation and Amortization	30,880		17,934
EBITDA	$91,797		$63,112

EBITDA and EBITDA Margin	$91,797	12.2%	$63,112	15.7%

Transaction and Integration Costs	17,690	2.4%	8,565	2.1%
Stock-Based Compensation from Restricted Shares Issued in Merger	23,725	3.2%	-
Other Non-Operating Income	(1,727)	-0.2%	(2,037)	-0.5%

Adjusted EBITDA and EBITDA Margin	$131,485	17.5%	$69,640	17.4%

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three months ended September 30,
	2010	2009

Revenue	$751,441	$401,345

Costs of providing services:
Salaries and employee benefits	491,657	257,326
Professional and subcontracted services	58,068	21,762
Occupancy	35,472	18,441
General and administrative expenses	58,484	34,176
Depreciation and amortization	30,880	17,934
Transaction and integration expenses	17,690	8,565
	692,251	358,204

Income from operations	59,190	43,141

Income from affiliates	164	895
Interest income	1,295	350
Interest expense	(3,353)	(449)
Other non-operating income	1,563	1,142

Income before income taxes	58,859	45,079

Provision for income taxes	25,130	15,350

Net income before non-controlling interests	33,729	29,729

Net income/(loss) attributable to non-controlling interests	487	(52)

Net income attributable to controlling interests	$33,242	$29,781

Earnings per share:
Net income attributable to controlling interests - basic	$0.45	$0.70
Net income attributable to controlling interests - diluted	$0.45	$0.69

Weighted average shares of common stock, basic (000)	74,235	42,673
Weighted average shares of common stock, diluted (000)	74,306	42,888

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(Thousands of U.S. Dollars, Except Share Data)
(Unaudited)

	September 30,	June 30,
	2010	2010

Assets
Cash and cash equivalents	$551,075	$600,466
Short-term investments	53,103	51,009
Receivables from clients:

Billed, net of allowances of $11,934 and $7,975	429,614	421,602
Unbilled, at estimated net realizable value	260,429	215,912
	690,043	637,514

Other current assets	166,844	156,312
Total current assets	1,461,065	1,445,301

Fixed assets, net	224,044	227,308
Deferred income taxes	289,585	344,481
Goodwill	1,786,688	1,717,295
Intangible assets, net	684,929	683,487
Other assets	173,423	155,745

Total Assets	$4,619,734	$4,573,617

Liabilities
Accounts payable, accrued liabilities and deferred income	$389,658	$409,308
Reinsurance payables	169,590	164,539
Notes payable	202,967	201,967
Other current liabilities	176,402	189,966
Total current liabilities	938,617	965,780

Revolving credit facility	-	-
Accrued retirement benefits	912,081	1,061,557
Professional liability claims reserve	320,871	335,034
Other noncurrent liabilities	253,069	246,574

Total Liabilities	2,424,638	2,608,945

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $.01 par value:
300,000,000 shares authorized; 52,129,687 and 47,160,497 issued and 52,129,687 and 47,160,497 outstanding	521	472
Class B Common Stock - $.01 par value:
93,500,000 shares authorized; 22,106,936 and 27,043,196 issued and 22,106,936 and 27,043,196 outstanding	221	270
Additional paid-in capital	1,705,408	1,679,624
Retained earnings	739,244	711,570
Accumulated other comprehensive loss	(259,836)	(436,329)
Total Stockholders' Equity	2,185,558	1,955,607
Non-controlling interest	9,538	9,065
Total Equity	2,195,096	1,964,672

Total Liabilities and Total Equity	$4,619,734	$4,573,617

CONTACT:
Towers Watson
Investor Contact
Mary Malone, +1 703 258 7841
mary.malone@towerswatson.com